Exhibit 10.6

Second AMENDED AND RESTATED
SECURED REVOLVING NOTE

$50,000,000
Maturity Date: May 6, 2019

FOR VALUE RECEIVED, ACME UNITED CORPORATION, a Connecticut corporation (“Borrower”) hereby promises to pay to the order of HSBC Bank, National Association or the holder (the “Lender”) of this Secured Revolving Note (this “Revolving Note”) at 452 Fifth Avenue, New York, New York or such other place of payment as the holder of this Revolving Note may specify from time to time in writing, in lawful money of the United States of America, the principal amount of Fifty Million Dollars ($50,000,000) or such other principal amount as Lender has advanced to Borrower, together with interest at a rate as specified in the Loan Agreement (defined hereafter).

This Revolving Note is the Revolving Note referred to in, and is executed and delivered in connection with, that certain Loan and Security Agreement dated April 5, 2012, by and between Borrower and Lender (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the “Loan Agreement”), and is entitled to the benefit and security of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), to which reference is made for a statement of all of the terms and conditions thereof. All payments shall be made in accordance with the Loan Agreement. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein. An Event of Default under the Loan Agreement shall constitute a default under this Revolving Note.

Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest under the UCC or any applicable law. Borrower agrees to make all payments under this Revolving Note without setoff, recoupment or deduction and regardless of any counterclaim or defense. This Revolving Note has been negotiated and delivered to Lender and is payable in the State of New York. This Revolving Note shall be governed by and construed and enforced in accordance with, the laws of the State of New York, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

This Revolving Note amends and restates in its entirety and is given in substitution for (but not in satisfaction of) that certain Amended and Restated Secured Revolving Note dated April 22, 2013 executed by Borrower in favor of Lender in the original principal amount of $40,000,000.

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BORROWER FOR ITSELF	ACME UNITED CORPORATION

By:
Signature
Title:

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